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                                                                   Exhibit 10.18


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective May 5, 1999 (the "Effective Date"), by and between Earlychildhood.com LLC, a California limited liability company (hereinafter referred to as, the "Company"), and Ronald Elliott (hereinafter referred to as, "Employee").

     1.   TERM OF AGREEMENT
          -----------------

     Except as may otherwise be provided herein, the term of this Agreement shall commence on the Effective Date and terminate on the third (3rd) anniversary of the Effective Date (such date, giving effect to any extensions thereof, the "Expiration Date"), unless sooner terminated as hereinafter provided (such period of employment, the "Employment Period"). Notwithstanding the foregoing, on May 5, 2002 and on each annual anniversary thereof, the Expiration Date shall be extended for twelve (12) additional full calendar months, unless, prior to March 1st of each such year, the Company shall deliver to Employee or Employee shall deliver to the Company, written notice that the term of employment hereunder shall end on the then-existing Expiration Date (including any and all previous extensions thereof), in which case this Agreement shall not thereafter be further extended without the agreement of the Company and Employee.

     2.   DUTIES AND PERFORMANCE
          ----------------------

          (a) During the term of this Agreement, Employee shall be employed by the Company on a full-time basis as its President and Chief Executive Officer and shall have such authority and shall perform such duties consistent with his position as may be reasonably assigned to him and shall report to the Management Committee of the Company (the "Management Committee") or any other person designated by the Management Committee.
     The Management Committee shall retain full direction and control of the means and methods by which Employee performs the above services. Employee shall use all reasonable efforts to further the interests of the Company and shall devote substantially all of his business time and attention to his duties hereunder.

          (b) Except with the prior written approval of the Management Committee (which the Management Committee may grant or withhold in its sole discretion), Employee, during the term of this Agreement or any renewal thereof, will not (i) accept any other employment, (ii) serve on the board of directors or similar body of any other business entity, (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to, that of the Company or any of its Affiliates (as hereinafter defined) or (iv) engage in any venture presented to him by virtue of his position with the Company wherein the profits of such venture are not made available to the Company.

          (c) Employee shall be entitled to be reimbursed in accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable

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     and necessary expenses incurred by him in connection with the performance of his duties of employment hereunder; provided that Employee shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by the Company.

     3.   BASE SALARY AND OTHER COMPENSATION
          ----------------------------------

          (a) Base Salary. The Company shall pay to Employee a base salary at the rate of Two Hundred Fifty-Six Thousand Dollars ($256,000.00) per annum (the "Base Salary") through the term of this Agreement as specified in
     Section 1 hereof, payable every two (2) weeks as per the normal pay practices of the Company (e.g., standard employee deductions such as income tax withholdings, social security, etc.). The Base Salary shall be reviewed in connection with Employee's annual performance review and may be adjusted in the sole discretion of the Management Committee.

          (b) Automobile Allowance. In addition to the Base Salary, as an executive benefit, the Company shall provide Employee with an automobile allowance of an amount up to Eight Hundred Dollars ($800.00) per month payable in accordance with the Company's normal pay procedures.

          (c) Bonus Compensation. In addition to the Base Salary, Employee shall be eligible during the term of this Agreement, upon the terms and subject to the conditions set forth herein, to receive a bonus for each year in an amount to be determined in the sole discretion of the Management Committee (the "Bonus"). Employee's Bonus each year shall be determined and, if appropriate, awarded, based upon meeting certain performance objectives which will be set by the mutual agreement of the Management Committee and Employee. Such performance objectives each year shall be fixed at the beginning of each calendar year (or another date agreed upon by Employee and the Management Committee) and shall be subject to any adjustments thereof from time to time as agreed upon by Employee and the Management Committee.

     4.   BENEFITS
          --------

     Employee shall be entitled to participate, in any group medical and hospitalization, profit sharing, retirement, life insurance or other employee benefit plan maintained by the Company for its full time employees (collectively referred to herein as, "Benefits"). Nothing herein, however, is intended or shall be construed to require the Company to institute or continue all, or any particular, plan or Benefits. Employee shall be entitled to six (6) weeks of vacation per year and leave in accordance with the Company's policies in effect from time to time.

     5.   TERMINATION OF AGREEMENT
          ------------------------

          (a) Termination. Employee's employment hereunder shall or may be terminated, as the case may be, under the following circumstances:

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               (i)  Cause.  The Company may terminate Employee's employment hereunder for "cause" by delivery of a written notice to Employee concerning the same. "Cause" shall mean by reason of any of the following: (A) a material breach by Employee of the provisions of this Agreement; (B) Employee's conviction of, or plea of nolo contendere to, any felony or to any crime causing substantial harm to the Company or any of its Affiliates (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (C) misuse or diversion of the Company's or any of its Affiliate's funds, embezzlement, or fraudulent misrepresentations or concealments on any written reports submitted by Employee to the Company or any of its Affiliates; (D) misconduct, failure to perform the duties of Employee's employment or his habitual neglect thereof; or (E) failure to follow or comply with the lawful directives of the Management Committee of the Company; provided, however, that in the case of the foregoing clauses (A), (D) and (E), if any such breach, misconduct or failure is capable of cure, as determined in the Management Committee's reasonable discretion, "Cause" shall mean any continuation of such breach, misconduct or failure after a period of
          (x) in the case of the foregoing clauses (A) and (D), thirty (30) calendar days, and (y) in the case of the foregoing clause (E), ten
          (10) calendar days, in each case, from the date on which Employee shall first have been informed, in writing, thereof.

               (ii) Disability. Employee's employment hereunder shall terminate if, because of a mental or physical disability or infirmity, Employee is unable to perform the essential functions of his duties, with or without reasonable accommodation, for a consecutive period of one hundred twenty (120) days or a non-consecutive period of one hundred twenty (120) days during any twelve (12) month period, or such other greater period as may be required by applicable employment laws.

               (iii) Death. Employee's employment hereunder shall terminate upon the death of Employee.

               (iv) Employment-At-Will; Termination For Any Reason. Notwithstanding anything to the contrary contained herein, including in Section 1 of this Agreement, Employee's employment with the Company is not for any specified term and may be terminated by the Company at any time, for any reason, with or without cause, and without liability except with respect to the payments provided for by Section 5(b) hereof. In particular, and not by way of limitation, Employee understands and acknowledges and hereby agrees that the Company may terminate Employee's employment by delivery from the Company to Employee of written notice of such termination, without regard (A) to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or
          (B) to any statements made to Employee, whether made orally or contained in any document, pertaining to Employee's relationship with the Company.

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               (v)  Voluntary Resignation.  Employee may voluntarily resign his position and terminate his employment with the Company at any time by delivery of a written notice of resignation to the Company (the "Notice of Resignation"). The Notice of Resignation shall set forth the date such resignation shall become effective (the "Date of Resignation"), which date shall, in any event, be no more than thirty
          (30) days from the date the Notice of Resignation is delivered to the Company; provided that the Company shall, in its discretion and by sending written notice to Employee, be entitled to deem Employee's resignation effective at any time within such thirty (30) day period, and such date specified by the Company shall then become the Date of Resignation. Notwithstanding any such action by the Company, Employee's severance and his rights thereunder shall be set as if Employee voluntarily resigned on the Date of Resignation.

               (vi) Resignation For Good Reason. Employee may terminate his employment pursuant to this Agreement "for good reason" by delivery of a Notice of Resignation to the Company at least thirty (30) days prior to the Date of Resignation. For purposes of this Agreement the phrase "for good reason" and variations of it shall mean any of the following: (A) the assignment of Employee without his consent to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties at the Effective Date; (B) the failure to pay Employee the Base Salary at a rate or in an amount at least equal to the amount or rate paid to him at the Effective Date; (C) any material diminution in Employee's aggregate Benefits; or (D) the relocation of Employee's place of business at least thirty (30) miles from Employee's business location as of the Effective Date; or

               (vii) Expiration Date. If not terminated sooner pursuant to any of Sections 5(a)(i) through 5(a)(vi) above, then Employee's employment hereunder shall terminate on the Expiration Date.

          (b)  Compensation Upon Termination.  In the event of the termination
               -----------------------------
     of Employee's employment:

               (i) Cause. If Employee's employment shall be terminated for Cause pursuant to Section 5(a)(i) hereof, then the Company shall pay Employee the Base Salary through the Date of Termination (as hereinafter defined), together with reimbursable business expenses actually and reasonably incurred by Employee prior to the Date of Termination and accrued but unpaid vacation compensation up to an aggregate maximum amount equal to six (6) weeks of the Base Salary (such amount being referred to herein as, the "Accrued Vacation Payment") (each of which shall be paid consistent with the policies of the Company in effect at such time). Employee and his dependents shall also be entitled to any continuation of coverage rights required by COBRA (as hereinafter defined).

               (ii) Death or Disability. If Employee's employment shall be terminated pursuant to Section 5(a)(ii) or 5(a)(iii) hereof, then the Company shall

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          pay Employee or his estate, as applicable, (A) the Base Salary through the Date of Termination, (B) a bonus in an amount equal to a pro rata portion of Employee's Bonus for the immediately preceding year, and
          (C) reimbursable business expenses actually and reasonably incurred by Employee prior to the Date of Termination and the Accrued Vacation Payment (each of which shall be paid consistent with the policies of the Company in effect at such time). By way of illustration, if, in the immediately preceding year, Employee had received (or, in the case where his employment is terminated prior to the end of one year, had been eligible to receive) a Bonus of Fifty Thousand Dollars ($50,000), and Employee's Date of Termination pursuant to Section 5(a)(ii) or 5(a)(iii) above occurs on the two hundredth (200th) day of the year, Employee would be entitled to receive a pro rata bonus equal to Fifty Thousand Dollars ($50,000) multiplied by a fraction, the numerator of which is two hundred (200) and the denominator of which is three hundred sixty-five (365). Notwithstanding the foregoing, if Employee's employment is terminated prior to the end of Employee's first year of employment, the Company shall pay Employee or his estate, as applicable, in lieu of the pro rata bonus referenced in clause (B) above, within sixty (60) days after completion of the Company's then current fiscal year, a pro rata portion of any Bonus Employee would actually have received for such year pursuant to Section 3(b) above.
          In addition, the Company shall keep in force existing Benefits covering Employee and his dependents for a period of eighteen (18) months from the Date of Termination on the basis in effect at the Date of Termination, subject to the Company's right to amend, modify or terminate any such plan; provided, however, that such amendment, modification or termination applies generally to all of the Company's employees. Employee and his dependents shall also be entitled to any continuation of coverage rights required by COBRA.

               (iii) Other Terminations by the Company or Resignation for Good Reason. If the Company shall terminate Employee's employment without cause pursuant to Section 5(a)(iv) hereof or Employee resigns for good reason pursuant to Section 5(a)(vi) hereof, then the Company shall pay Employee (A) the Base Salary payable semi-monthly and in accordance with the Company's normal pay practices for a period equal to the lesser of two (2) years after the Date of Termination or the remaining term hereunder, (B) a bonus in an amount equal to a pro rata portion of Employee's Bonus for the immediately preceding year, and (C) reimbursable business expenses actually and reasonably incurred by Employee prior to the Date of Termination and the Accrued Vacation Payment (each of which shall be paid consistent with the policies of the Company in effect at such time). (See illustration of Bonus calculation in Section 5(b)(ii) above). Notwithstanding the foregoing, if Employee's employment is terminated prior to the end of Employee's first year of employment, the Company shall pay Employee or his estate (as applicable) in lieu of the pro rata bonus referenced in clause (B) above, within sixty (60) days after completion of the Company's then current fiscal year, a pro rata portion of any Bonus Employee would actually have received for such year pursuant to
          Section 3(b) above.  In addition, the Company

                                       5
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          shall keep in force existing Benefits covering Employee and his dependents for a period of eighteen (18) months from the Date of Termination on the basis in effect at the Date of Termination, subject to the Company's right to amend, modify or terminate any such plan; provided, however, that such amendment, modification or termination applies generally to all of the Company's employees. Employee and his dependents shall also be entitled to any continuation of coverage rights required by COBRA.

               (iv) Voluntary Resignation. If Employee terminates his employment with the Company pursuant to Section 5(a)(v) hereof, then the Company shall pay Employee the Base Salary through the Date of Termination together with reimbursable business expenses actually and reasonably incurred by Employee prior to the Date of Termination and the Accrued Vacation Payment (each of which shall be paid consistent with the policies of the Company in effect at such time). Employee and his dependents shall also be entitled to any continuation of coverage rights required by COBRA.

               (v) Expiration Date. If Employee's employment terminates pursuant to Section 5(a)(vii) hereof, then the Company shall pay Employee (A) the Base Salary through the Date of Termination, (B) a bonus in an amount equal to a pro rata portion of Employee's Bonus for the immediately preceding year, and (C) reimbursable business expenses actually and reasonably incurred by Employee prior to the Date of Termination and the Accrued Vacation Payment (each of which shall be paid consistent with the policies of the Company in effect at such time). Employee and his dependents shall also be entitled to any continuation of coverage rights required by COBRA.

     As used herein, "COBRA" shall mean Section 4980B of the Internal Revenue Code of 1986, as amended, and Sections 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended, and any applicable state law establishing employer requirements for continuation of health care, life insurance or other welfare plan benefits for the benefit of certain current and former employees or dependents thereof.

          (c) The payments to Employee described in the foregoing Section 5(b) shall sometimes be referred to herein as "Severance Payments" and the period during which any Severance Payments are being made shall be referred to herein as the "Severance Period."

          (d) "Date of Termination" shall mean (i) if Employee's employment is terminated pursuant to Section 5(a)(i), the date specified in the written notice of termination delivered to Employee by the Company, (ii) if Employee's employment is terminated pursuant to Section 5(a)(ii), the date which is (A) the one hundred twentieth (120th) consecutive day of such inability or (B) the one hundred and twentieth (120th) day in any twelve
     (12) month period of such inability, (iii) if Employee's employment is terminated pursuant to Section 5(a)(iii), the date of Employee's death,
     (iv) if Employee's employment is terminated pursuant to Section 5(a)(iv), the date specified in the written

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     notice of termination delivered to Employee by the Company, (v) if
     Employee's employment is terminated pursuant to Section 5(a)(v) or (vi), the Date of Resignation and (vi) if Employee's employment is terminated pursuant to Section 5(a)(vii), the Expiration Date.

          (e) Termination Obligations. Employee hereby acknowledges and agrees that all Personal Property (as hereinafter defined) and equipment furnished to or prepared by Employee in the course of or incident to his employment, belongs to the Company and shall be promptly returned to the Company upon termination of Employee's employment hereunder. "Personal Property" includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, encoded media, and other documents or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company. Following termination, Employee will not retain any written or other tangible material containing any proprietary information of the Company. Upon termination of Employee's employment hereunder, Employee shall be deemed to have resigned from all offices, directorships and management committee positions then held with the Company or any Affiliate.

     6.   CONFIDENTIALITY; COVENANT NOT TO COMPETE
          ----------------------------------------

          (a) Confidentiality. Except as consented to by the Company and as and to the extent required by law, Employee hereby agrees that Employee will not, either during the Employment Period or any period thereafter, directly, indirectly or otherwise, disclose, publish, make available to, or use for his own benefit or the benefit of any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as hereinafter defined). Employee agrees that, upon termination of his employment hereunder, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by Employee or furnished to any third party, in any form, including, without limitation, any document, record, notebook, computer program or similar repository of or containing any such Confidential Information, except as provided herein; provided, however, that Employee shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to Employee, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity or (iii) is lawfully disclosed to Employee by a third party. As used in this Agreement, the term "Confidential Information" means information disclosed to Employee or known by Employee as a consequence of, or through his relationship with, the Company, about the customers, employees (including compensation paid to employees or other terms of employment), operations, processes, products, inventions, business methods, principals, marketing methods, costs, prices, contractual relationships, regulatory status, trade secrets, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to customer lists of the Company and its Affiliates. The parties hereto stipulate and agree that the foregoing

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     matters are important, material and confidential proprietary information and trade secrets that affect the successful conduct of the business of the Company (and any successor or assignee of the Company).

          (b) Non-Solicitation.  In addition, Employee hereby agrees that during
     (i) the Employment Period and any Severance Period or (ii) the Employment Period and for one (1) year thereafter, whichever is longer, Employee will not, either on his own account or jointly with or as an advisor, director, agent, representative, officer, manager, employee, principal, partner, joint venturer, owner or security holder, consultant or otherwise on behalf of any other person, firm, corporation, partnership, profit or non-profit business or organization ("Person"), (A) in competition with the Company, directly or indirectly carry on or be engaged or interested in, or solicit, the manufacture or sale of goods or provision of services to any Person which, at any time during the term hereof has been, is a customer of, is a potential customer of, or is in the habit of dealing with the Company in its business, (B) endeavor directly or indirectly to canvas or solicit in competition with the Company or to interfere with the supply of orders for goods or services from or by any Person which during the term hereof has been or is a supplier of goods or services to the Company or (C) directly or indirectly solicit or attempt to solicit away from the Company, or otherwise interfere with the employment relationship with, any officer, employee, representative, consultant or other agent of the Company or offer employment to any person who, on or during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer, employee, representative, consultant or other agent of the Company; provided, however, that Employee may own, directly or indirectly, solely as a passive investment, equity securities of any entity which is required to file periodic reports with the U.S. Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which corporation are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market, if such Employee is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own five percent (5%) or more of any class of securities of such entity.

          (c) Covenant Not to Compete. Employee agrees that during (i) the Employment Period and any Severance Period or (ii) the Employment Period and for one (1) year thereafter, whichever is longer, Employee will not directly or indirectly engage in, have any interest in, own, manage, operate, join, control or otherwise participate in any activity with any Person (whether as an advisor, director, officer, employee, agent, representative, principal, partner, joint venturer, owner, security holder, consultant or otherwise) which, directly or indirectly, competes with, or in any way interferes with, the business of the Company or any of its Affiliates (that engages or otherwise is in the business of selling wholesale and retail school supplies or educational products), in any part of the counties listed on Schedule 1 attached hereto or in the counties or subdivision of any geographic area in which the Company now or shall then be doing business; provided, however, that Employee may own, directly or indirectly, solely as a passive investment, equity securities of any entity which is required to file periodic reports with

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     the U.S. Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which corporation are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market, if such Employee is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own five percent (5%) or more of any class of securities of such entity.

          (d) Injunctive Relief and Enforcement. In the event of breach by Employee of the terms of this Section 6, the Company shall be entitled to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Employee and to enjoin Employee from any further violation of this Section 6, and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Employee expressly agrees and acknowledges that the Company will or would suffer irreparable injury if Employee were to compete with the Company or any Affiliate in violation of this Agreement, that the remedies at law for any violation of this Section 6 would be inadequate and that the Company would by reason of such competition be entitled to injunctive relief. In addition, in the event that any provision of this Section 6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, it shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

     7.   THE COMPANY'S RIGHT TO REPURCHASE MEMBERSHIP INTERESTS IN CERTAIN
          -----------------------------------------------------------------
          EVENTS
          ------

          (a) The provisions of this Section 7 supersede Section 9.6 of that certain Amended and Restated Operating Agreement of the Company (as may be further amended from time to time, the "Operating Agreement") relating to Employee, it being understood and agreed that the provisions of Section 9.6 of the Operating Agreement shall not be applicable to Employee. If Employee's employment with the Company is terminated pursuant to Sections 5(a)(i) through 5(a)(vi) hereof, the Company or its designee(s) (which designee(s) may be any person or entity which shall have been approved by the Management Committee pursuant to the Operating Agreement) shall have the exclusive and irrevocable option (a "Call"), exercisable in its sole discretion, to repurchase any or all of that portion of the ownership interest of QTL Corporation, a California corporation ("QTL"), or its successors and assigns in the Company that is proportionate to Employee's ownership interest in QTL (the "Membership Interest"). The Call may be exercised for all or any portion of the Membership Interest by delivering written notice (a "Repurchase Notice") to QTL within one hundred twenty
     (120) days of Employee's Date of Termination. The Repurchase Notice will set forth the percentage of the total Membership Interest to be acquired from QTL, the aggregate consideration to be paid for such Membership Interest and the time and place for the closing of the

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     repurchase. QTL and each transferee shall be obligated to resell the
     Membership Interest as provided in this Section 7 in response to an exercise by the Company of its Call under this Section 7.

          The Membership Interest to be repurchased by the Company shall first be satisfied to the extent possible from the Membership Interest held by QTL. If the Membership Interest held by QTL is less than the total Membership Interest the Company has elected to Call, the Company shall purchase the remaining Membership Interest from QTL's transferees, pro rata according to the Membership Interest held by such transferees as of the Date of Termination.

          The consummation of the purchase or purchases of such Membership Interest pursuant to the Company's exercise of its Call shall take place on the date and in the manner designated by the Company in the Repurchase Notice, which date shall not be more than thirty (30) days after the delivery of the Repurchase Notice; provided, however, that the Company may consummate such purchase of the Membership Interest by delivering payment for such Membership Interest along with the Repurchase Notice. The Company will pay for the Membership Interest by delivery of a check in an amount equal to the applicable repurchase price, as discussed below, for the Membership Interest. The Company will, in connection with such repurchase, be entitled to receive customary representations and warranties from the seller(s) regarding such sale and to require that all such seller(s)' signatures be guaranteed.

          Notwithstanding anything to the contrary contained in this Section 7, all repurchases of all or any portion of the Membership Interest by the Company shall be subject to applicable restrictions contained in the California Corporations Code, the Company's and its Affiliates' debt and equity financing agreements, if any, and the Operating Agreement. If any such restrictions prohibit the repurchase of the Membership Interest hereunder which the Company is otherwise entitled to make, the Company may designate a third party to make such repurchase and QTL and each transferee shall be obligated to resell the Membership Interest to such third party on the same terms and conditions as it is obligated to resell the Membership Interest to the Company pursuant to this Section 7. If the Company does not designate a third party to repurchase the Membership Interest, the Company may make such repurchases as soon as it is permitted to do so (but in any case, within one hundred fifty (150) days after the Date of Termination). Under such circumstances, the Company shall pay interest on any portion of the Membership Interest being repurchased subject to the restrictions set forth in this paragraph, which interest shall accrue at an annual rate of eight percent (8%) (beginning on the latest date that the Company would otherwise be entitled to repurchase such Membership Interest were it not for the restrictions set forth in this paragraph) and be paid on the date such Membership Interest is repurchased.

          (b) If Employee's employment with the Company is terminated pursuant to Section 5(a)(i) or Section 5(a)(v) hereof, then the purchase price of the Membership Interest (or a portion thereof) purchased pursuant to this
     Section 7 shall be equal to the
     lesser of (i) the Original Cost (as hereinafter defined) of such Membership Interest (or a portion thereof), or (ii) the Fair Market Value (as hereinafter defined) of such Membership Interest (or a portion thereof) on the Date of Termination as determined in good faith by the Management Committee. "Original Cost" shall mean the fair market value of the consideration paid or surrendered by Employee in exchange for the Membership Interest, at the time Employee acquired the Membership Interest.

          (c) If Employee's employment with the Company is terminated pursuant to Section 5(a)(ii), 5(a)(iii), 5(a)(iv) or 5(a)(vi) hereof, then the purchase for the Membership Interest (or a portion thereof) shall be equal to the Fair Market Value on the Date of Termination. If Employee's employment with the Company is terminated pursuant to Section 5(a)(vii), then the Company shall not have the right to purchase any Membership Interests pursuant to this Section 7.

          (d) For purposes of this Section 7, "Fair Market Value" shall mean the market value of the Membership Interest to be valued, as determined in good faith by the Management Committee, based upon the fair market value of one hundred percent (100%) of the Company if sold as a going concern and without regard to any discount for the lack of liquidity or on the basis that the relevant Membership Interest does not constitute a majority or controlling interest in the Company and assuming, if applicable, the exercise or conversion of all in the money warrants, options or other rights to subscribe for or purchase any additional ownership interests of the Company or securities convertible or exchangeable into such ownership interests; provided, however, that if Employee disputes the Fair Market Value as determined by the Management Committee, Employee may undertake to have Employee, on the one hand, and the Company, on the other hand, retain an Independent Expert (as hereinafter defined). The determination of Fair Market Value by the Independent Expert shall be final, binding and conclusive on the Company, QTL and Employee. All costs and expenses of the Independent Expert shall be borne by Employee unless the determination of Fair Market Value by the Independent Expert is more than five percent (5%) higher than the Fair Market Value determined by the Management Committee, in which event the cost of the Independent Expert shall be shared equally by Employee, on the one hand, and the Company, on the other hand, or more than ten percent (10%) higher than the Fair Market Value determined by the Management Committee, in which event the cost of the Independent Expert shall be borne solely by the Company. "Independent Expert" means a consultant reasonably agreeable to Employee, on the one hand, and the Company, on the other hand, who does not (and whose affiliates do not) have a financial interest in the Company or any of its Affiliates.

          (e) Notwithstanding anything in this Agreement to the contrary, if at any time it is determined that the termination of Employee pursuant to
     Section 5(a)(i) was not in accordance with the definition of Cause contained therein, and if the Company has repurchased the Membership Interest pursuant to the terms of Section 7(b) hereof, the Company shall, as its sole obligation under this Agreement, pay to QTL the excess, if any, of the Fair Market Value of such Membership Interest at the applicable Date of

     Termination over the Original Cost of such Membership Interest. If the Company has not repurchased the Membership Interest pursuant to Section 7(b) above, the Company's repurchase obligation shall thereafter be as set forth in Section 7(c).

          (f) The right of the Company to repurchase the Membership Interests as described in this Section 7 shall terminate upon the completion of both
     (i) the conversion of the Company into a corporation or other entity for the purposes of an initial public offering and (ii) the completion of the initial public offering and the sale of the Company's ownership interests therein.

     8.   AFFILIATES
          ----------

     As used in this Agreement, "Affiliate" or "Affiliates" shall mean any partnership, joint venture, limited liability company or corporation that, directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company. The term "Control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a partnership, joint venture, limited liability company or corporation, whether through the ownership of voting securities, by contract or otherwise.

     9.   NOTICE
          ------

     For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when transmitted by telecopy with receipt confirmed, or one day after delivery to an overnight air courier guaranteeing next day delivery, addressed as follows:

          If to Employee:           Ronald Elliott
          --------------            Chief Executive Officer
                                    c/o Earlychildhood.com LLC
                                    1353 Dayton Street
                                    Salinas, California  93901
                                    Telephone: (831) 771-9000
                                    Telecopy: (831) 771-5587

          If to the Company:        Earlychildhood.com
          -----------------         1353 Dayton Street
                                    Salinas, California  93901
                                    Attn:  Management Committee
                                    Telephone: (831) 771-9000
                                    Telecopy: (831) 771-5587

          With copies to:           William E. Simon & Sons, L.L.C.
          --------------            10990 Wilshire Boulevard, Suite 500
                                    Los Angeles, California 90024
                                    Attn:  Robert P. Healy
                                    Telephone:  (310) 914-2410
                                    Telecopy:  (310) 575-4220

                                    Latham & Watkins
                                    633 W. Fifth Street, Suite 4000
                                    Los Angeles, California 90071-2007
                                    Attn:  Paul D. Tosetti, Esq.
                                    Telephone:  (213) 485-1234
                                    Telecopy:  (213) 891-8763

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     10.  DIVISIBILITY OF AGREEMENT
          -------------------------

     In the event that any term, condition or provision of this Agreement is for any reason rendered void, all remaining terms, conditions and provisions shall remain and continue as valid and enforceable obligations of the parties hereto.

     11.  CHOICE OF LAW
          -------------

     This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without giving effect to the choice of law provisions thereof), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     12.  ARBITRATION
          -----------

     Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement or the breach thereof, other than Section 6 or Section 14 hereof, the parties agree that such dispute shall be resolved by final and binding arbitration before a sole arbitrator in San Francisco, California administered by the American Arbitration Association ("AAA"), in accordance with AAA's Labor Arbitration Rules then in effect. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid as may be awarded by the arbitrator.

     13.  SERVICE OF PROCESS; CONSENT TO JURISDICTION
          -------------------------------------------

          (a) Service of Process. Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under California law.

          (b) Consent to Jurisdiction. Each party hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement shall be brought in the United States District Court for the Northern District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the County of San Francisco, California, (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

     14.  LIMITATION ON LIABILITIES
          -------------------------

     If Employee is awarded any damages as compensation for any breach or action related to this Agreement, a breach of any covenant contained in this Agreement (whether express or implied by either law or fact), or any other cause of action based in whole or in part on any breach of any provision of this Agreement, such damages shall be limited to contractual damages and shall exclude (a) punitive damages, and (b) consequential and/or incidental damages (e.g., lost profits and other indirect or speculative damages). The maximum amount of damages that Employee may recover for any reason shall be the amount equal to all amounts owed (but not yet paid) to Employee pursuant to this Agreement through its natural term or through any period for which severance is due pursuant to
Section 5(b) hereof (including any amounts due to QTL in accordance with this Agreement upon exercise of the Call pursuant to Section 7 hereof).

     15.  COMPLETE AGREEMENT
          ------------------

     This Agreement contains the entire understanding of the parties with respect to the employment of Employee and supersedes all prior arrangements or understandings with respect thereto and all oral or written employment agreements or arrangements between the Company (and any of its Affiliates) and Employee. This Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.

     16.  ASSIGNMENT
          ----------

     This Agreement is personal and non-assignable by Employee. It shall inure to the benefit of any corporation or other entity with which the Company shall merge or consolidate or to which the Company shall lease or sell all or substantially all of its assets and may be assigned by the Company to any Affiliate of the Company or to any corporation or entity with which such Affiliate shall merge or consolidate or which shall lease or acquire all or substantially all of the assets of such Affiliate; provided that as a condition to such sale of assets or merger, the purchaser or surviving company, as the case may be, shall have assumed all of the obligations and duties of the Company under this Agreement.

     17.  COUNTERPARTS
          ------------

     This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     18.  EMPLOYEE'S ACKNOWLEDGMENT
          -------------------------

     Employee acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                                 "EMPLOYEE"



                                 /s/ Ronald Elliott
                                 ------------------------------
                                 Ronald Elliott



                                 "COMPANY"

                                 EARLYCHILDHOOD.COM LLC,
                                 a California limited liability company



                                 /s/ Robert P. Healy
                                 ------------------------------
                                 By:     Robert P. Healy
                                 Title:  Vice President

                                   SCHEDULE 1
                                   ----------

                              PROHIBITED COUNTIES

                                   California
                                   ----------

Alameda                         Madera                           San Luis Obispo
Alpine                          Marin                            San Mateo
Amador                          Mariposa                         Santa Barbara
Butte                           Mendocino                        Santa Clara
Calaveras                       Merced                           Santa Cruz
Colusa                          Modoc                            Shasta
Contra Costa                    Mono                             Sierra
Del Norte                       Monterey                         Siskiyou
El Dorado                       Napa                             Solano
Fresno                          Nevada                           Sonoma
Glenn                           Orange                           Stanislaus
Humboldt                        Placer                           Sutter
Imperial                        Plumas                           Tehama
Inyo                            Riverside                        Trinity
Kern                            Sacramento                       Tulare
Kings                           San Benito                       Tuolumne
Lake                            San Bernardino                   Ventura
Lassen                          San Diego                        Yolo
Los Angeles                     San Francisco                    Yuba